Exhibit 10.6

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION
SECOND AMENDMENT TO NIAGEN(R) SUPPLY AGREEMENT

THIS SECOND AMENDMENT is effective and binding as of the last date of signing of this Second Amendment (the “Effective Date of the Second Amendment”), by and between 5Linx Enterprises, Inc., with principal offices located at 275 Kenneth Drive, Rochester, NY 14623 (“Buyer”) and ChromaDex, Inc., with principals offices located at 10005 Muirlands Blvd., Suite G, Irvine, CA 92618 (“Seller”).

WHEREAS, Buyer and Seller (collectively “the Parties”) entered into a NIAGEN(R) Supply Agreement made effective as of January 1, 2014 (the “Supply Agreement”);

WHEREAS, Buyer and Seller (collectively “the Parties”) entered into an Addendum to the NIAGEN(R) Supply Agreement made effective as of June 26, 2014 (the “Addendum”);

WHEREAS, the Parties entered into a First Amendment to NIAGEN(R) Supply Agreement made effective as of March 31, 2015 (the “First Amendment”); and

WHEREAS, the Parties have determined that it is in their mutual interest to amend the Supply Agreement and the First Amendment in accordance with the terms of this Second Amendment;

NOW THEREFORE, in consideration of mutual premises and mutual agreements herein contained, the Parties hereto agree to amend the Supply Agreement and the First Amendment as follows:

1.	Add the following definitions:

“Excluded Products” means topical skincare or cosmetic products, foods or beverages, and any and all dietary supplements in the form of an energy shot, the combination of NIAGEN(R) with Choline and/or Betaine and/or DMG (all forms), unless it is a multi-vitamin, the combination of NIAGEN(R) with pterostilbene, the combination of NIAGEN(R) with collagen, nano NIAGEN(R), and Finished Products with “methyl donor” claims. Additional products, may be added to this definition of Excluded Products at any time at the sole discretion of Seller upon written notice.”

“Excluded Field” means any and all channels, other than the MLM Channel as defined in Section 4.  For purposes of clarification, Buyer shall be prohibited from selling Product outside the MLM Channel but shall be allowed to sell online as long as no marketing is done on radio and Television.”

2.           Amend Section 2.2.2 of the Supply Agreement by replacing it in its entirety with the following:

“Year 2 through the term of the Agreement: Payment shall be made via wire to Seller within thirty (30) days of date of invoice Subject to a maximum outstanding credit balance of [*]. However until as such time as all past due balances are paid in full all the terms shall be prepaid.   Company further reserves the right to change payment terms at any time (including, without limitation, requiring payment in advance or requiring Buyer to have issued an irrevocable letter of credit) if buyer is late in payments or  in Company’s reasonable opinion, Buyer’s financial condition so warrants   Failure to make prompt and full payment hereunder constitutes a material breach of the Agreement, may impact Seller’s exclusivity rights, and affords Seller the right to suspend its performance without liability to Buyer.”

3.           Amend Section 3.1 of the Supply Agreement by replacing it in its entirety with the following:

“3.1           Seller shall supply Product to Buyer and Buyer shall market and sell the Combined Product into the Territory.  Buyer shall not sell Excluded Products.  Buyer shall not sell Combined Product in the Excluded Field.”

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

4.	Add Section 3.6 to the Supply Agreement.

“3.6           Patent Marking. During the Term, Buyer will ensure proper patent marking on all Combined Product. All Combined Product shall be marked as follows:

“Patent: See ChromaDexPatents.com”

5.           Amend Section 4 of the Agreement to modify exclusivity for the Product for the Multi-Level Marketing (MLM) Business model other than as a melt as defined herein.  Section 4 as amended shall be as follows:

“4.           Minimum Purchase Requirements.

There will no longer be a Minimum Purchase Requirement and Buyer shall no longer enjoy Exclusivity except for the Exclusivity described herein. Exclusivity for use of the Product in a melt (melting or dissolvable tablet or delivery system) shall be granted for the Multi-Level Marketing (MLM) Channel in the Territory, The “Multi-Level Marketing Channel” is defined herein as the sale of products through a network of independent marketing representatives which does not include or utilize direct to consumer marketing on television or radio.  However, Seller shall have the right to sell to other MLM’s under a different trade name other than NIAGEN(R). The Parties agree that the contracted price of the Product in the Agreement was negotiated in good faith and fairly reflects the risk facing the Parties over the length of the Agreement.”

6.           Amend Section 4.2 of the First Amendment by replacing it in its entirety with the following:

“4.2      Year 2 and Year 3 – 2016 and 2017 (hereinafter, Year shall be calendar year): Buyer shall take or pay one million, five hundred and twenty thousand dollars ($1,520,000) of the Product, plus purchase four million dollars ($4,000,000) of the Product.  The Buyer will provide quarterly POs with delivery dates for the Product at a price of [*] dollars per kilogram ($[*]/kg).”  Buyer shall never be charged more than [*] dollars per kilogram ($[*]/kg) for the Product after Effective Date of the Second Amendment.  Seller’s only remedy for default of this Section 4.2 shall be the right to terminate Buyer’s right to Exclusivity described in Section 4. Minimum Purchase Requirements.

7.           Amend Section 9.2(i) of the Supply Agreement  by replacing it in its entirety with the following:

“(i) any Party in the event that the other Party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days following notice thereof from the non-breaching party in writing;”

8.           Amend Section 17 of the Supply Agreement by replacing in its entirety with the following:

“The rights and obligations of Buyer under this Agreement shall be assignable without the prior consent of Seller if the assignment is to an affiliate or subsidiary of Buyer.  Except for the exception in the previous sentence, the rights and obligations of Buyer under this Agreement shall not be assignable without the prior written consent of Seller.  This Agreement shall not be modified, altered or amended in any respect expect by a writing signed by the parties.  Any variation, modification or addition to the terms set forth in this Agreement shall be considered a material modification and shall not be considered part of this Agreement.

9.           Except as specifically changed, altered, amended or restructured by this Second Amendment, all terms and provisions of the Supply Agreement, Addendum, and First Amendment shall remain unchanged and unaffected and in full force and effect.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

10.           In addition to this Second Amendment, the Parties wish to settle any potential dispute as to any amounts currently due to Seller from Buyer.  In consideration for Seller releasing any and all claims it may presently have against Buyer, Buyer agrees to pay Seller [*] dollars and [*] cent ($[*]) (“Settlement Amount”) in [*] monthly installments of [*] dollars ($[*]) per month (“Monthly Payment”) with the first payment being made on the first of April (April 1, 2016).  Buyer shall have fifteen (15) business days from the first day of each month to make the Monthly Payment.  When the remaining balance of the Settlement Amount is equal to or less than [*] dollars and [*] cent ($[*]), Buyer shall have forty five (45) days to deliver to Seller the full amount of the remaining Settlement Amount (“Final Payment”).

If any payment is not made on time for clarity, this is a material breach of the Agreement.

11.           Delivery of an executed counterpart of a signature page to this Second Amendment by email shall be effective as delivered of a manually executed counterpart of this Second Amendment.

IN WITHNESS WHEREOF, the Parties hereto have duly executed by their authorized representatives this Second Amendment to the NIAGEN(R) Supply Agreement.

CHROMADEX, INC. By: /s/ Thomas Varvaro Name: Thomas Varvaro Title: CFO Date: 3/3/2016	ELYSIUM HEALTH, INC. By: /s/ Jason Guck Name: Jason Guck Title: EVP Date: 3/3/2016